SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)
--------------------------------------------------------------------------------

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-2

                                 Diatide, Inc.
                (Name of Registrant as Specified In Its Charter)


                                       --
        _________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

          ____________________________

      2)  Aggregate number of securities to which transaction applies:

          ____________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

      4)  Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

      5)  Total fee paid: ____________________________

  [ ] Fee paid previously with preliminary materials: __________________________
  [ ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1)  Amount Previously Paid: ______________________________________________
      2)  Form, Schedule or Registration Statement No.: ________________________
      3)  Filing Party: ________________________________________________________
      4)  Date Filed: __________________________________________________________

--------------------------------------------------------------------------------

                                 DIATIDE, INC.
                               Nine Delta Drive
                       Londonderry, New Hampshire 03053

                           ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1998

                           ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Diatide, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 12, 1998 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts (the "Meeting") for the purpose of considering and voting upon the following matters:

   1. To elect one Class II Director for the ensuing three years;

   2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the current year; and

   3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Thursday, April 2, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.


                                         By order of the Board of Directors,


                                         Ronald B. Kinder, Secretary

April 13, 1998




WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                 DIATIDE, INC.
                               Nine Delta Drive
                       Londonderry, New Hampshire 03053


                           ------------------------

                                PROXY STATEMENT

                           ------------------------

                    For the Annual Meeting of Stockholders
                          To Be Held on May 12, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Diatide, Inc. (the "Company") for the Annual Meeting of Stockholders to be held on Tuesday, May 12, 1998 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

     The Notice of Meeting, this Proxy Statement, the enclosed proxy and the Company's Annual Report to Stockholders for the year ended December 31, 1997 are being mailed to stockholders on or about April 9, 1998. The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission (the "SEC"), without exhibits. Please address all such requests to the Company, Attention of Daniel F. Harrington, Chief Financial Officer, Nine Delta Drive, Londonderry, New Hampshire 03053. Exhibits to such Form 10-K will be provided upon written request and payment of an appropriate processing fee.


Voting Securities and Votes Required

     On April 2, 1998, the record date for determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 10,555,652 shares of Common Stock of the Company, $.001 par value per share (the "Common Stock"), and 1,210,256 shares of Series A Convertible Preferred Stock of the Company, $.01 par value per share (the "Preferred Stock"). Holders of shares of Common Stock are entitled to one vote per share. Holders of shares of Preferred Stock are entitled to one vote for each share of Common Stock issuable as of the date of such vote upon conversion of each share of Preferred Stock held (currently, one vote per share of Preferred Stock). On all matters submitted to the record holders of shares of Common Stock, such holders and the record holders of shares of Preferred Stock will vote together as one class.

     The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of capital stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of capital stock present or represented by proxy and voting on the matter is required for the ratification of the selection of the Company's independent auditors.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.


Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information, as of January 31, 1998, regarding the beneficial ownership of shares of the Company's Common Stock and Preferred Stock, the Company's two classes of voting stock, by (i) each person or entity known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each person or entity known by the Company to own beneficially more than 5% of the outstanding shares of Preferred Stock, (iii) each director and director nominee of the Company, (iv) the Named Executive Officers (as defined in the Summary Compensation Table below), and
(v) the directors and executive officers of the Company as a group.



                                                     Common Stock                    Preferred Stock
                                           -------------------------------   -----------------------------   Total Percent
                                                 Number                          Number                         of Common
                                                   of                              of                         and Preferred
                                                 Shares                          Shares                        Stock on an
                                              Beneficially        Percent     Beneficially     Percent of     As-Converted
                                                Owned(1)         of Class         Owned           Class         Basis(2)
                                           ------------------   ----------   --------------   ------------   --------------
5% Stockholders
Chase Venture Capital Associates,
 L.P. ..................................        1,653,564(3)        14.3%       871,795            72.0%           13.0%
 380 Madison Avenue, 12th Floor
 New York, NY 10019

Nycomed Imaging AS .....................        1,500,000           14.2%         --                 --            12.8%
 Nycoveien 1-2
 N-0401 Oslo, Norway

Entities affiliated with DLJ Capital
 Corporation ...........................        1,135,953(4)        10.8%         --                 --             9.7%
 c/o ML Venture Partners II, L.P.
 3000 Sand Hill Road
 Building 4, Suite 270
 Menlo Park, CA 94025-7114

Medsource S.A. .........................        1,093,846(5)        10.0%       307,692            25.4%            9.0%
 c/o BB Medtech AG
 Vodergasse 3
 CH-8200 Schaffhausen
 Switzerland

Medical Science Partners Group .........        1,028,830(6)         9.8%         --                 --             8.6%
 20 William Street, Suite 250
 Wellesley, MA 02181

Entities affiliated with Chemicals
 and Materials Enterprise
 Associates, L.P. ......................          617,895(7)         5.9%         --                 --             5.3%
 One Cleveland Center, Suite 2700
 Cleveland, OH 44114

                                                  Common Stock                    Preferred
                                       ---------------------------------   -----------------------------   Total Percent
                                              Number                           Number                         of Common
                                                of                               of                         and Preferred
                                              Shares                           Shares                         Stock on an
                                           Beneficially         Percent     Beneficially     Percent of      As-Converted
                                             Owned(1)          of Class         Owned           Class          Basis(2)
                                       --------------------   ----------   --------------   ------------   ---------------
Directors

Gustav Christensen .................            29,400(8)            *          --              --                  *

Robert E. Curry ....................         1,140,953(9)         10.8%         --              --                9.7%

Richard T. Dean ....................           357,696(10)         3.4%         --              --                3.0%

Hirsch Handmaker ...................            49,640(11)           *          --              --                  *

Robert S. Lees .....................           171,487(12)         1.6%         --              --                1.5%

Joseph F. Lovett ...................         1,042,670(13)         9.9%         --              --                8.9%

Donald L. Murfin ...................           622,895(14)         5.9%         --              --                5.3%

Daniel L. Peters ...................         1,505,000(15)        14.3%         --              --               12.8%


Other Named Executive Officers

Ronald B. Kinder ...................            59,559(16)           *          --              --                  *

Daniel F. Harrington ...............            36,000(17)           *          --              --                  *

Christopher F. Nicodemus ...........                --              --          --              --                  *

Edward M. Aten .....................            18,000(18)           *          --              --                  *

All directors and executive officers
 as a group (12 persons) ...........         5,033,300(19)        46.6%         --              --               42.0%

------------
* Less than 1%.


 (1) The number of shares beneficially owned by each person or entity known by the Company to own beneficially more than 5% of the outstanding voting stock, director and executive officer is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual or group has sole or shared voting power or investment power and also any shares which an individual or group has the right to acquire within 60 days after January 31, 1998 through the conversion of Preferred Stock or the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or group named in the table has sole voting and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.


 (2) This column reflects each listed individual's or group's percent beneficial ownership of the Company's voting stock on an as-converted basis. This column differs from the column entitled "Percent of Class" with respect to the Company's Common Stock because the percent calculation in this column is based on the assumption that all of the shares of Preferred Stock currently outstanding are converted into 1,210,256 shares of Common Stock. The percent calculation in the column entitled "Percent of Class" with respect to the Company's Common Stock includes shares of Common Stock issuable upon conversion of the Preferred Stock only to the extent that the listed individual or group beneficially owns such shares of Preferred Stock.

 (3) Includes 871,795 shares of Common Stock issuable upon conversion of 871,795 shares of Preferred Stock held by Chase Venture Capital Associates, L.P. ("CVC") and 130,769 shares of Common Stock subject to outstanding common stock purchase warrants held by CVC.

 (4) Consists of 809,705 shares held by ML Venture Partners II, L.P. ("ML Ventures"), 281,647 shares held by Sprout Capital VI, L.P. ("Sprout Capital") and 44,601 shares held by DLJ Capital Corporation ("DLJ Capital"). These entities are affiliates under common control.

 (5) Includes 307,692 shares of Common Stock issuable upon conversion of 307,692 shares of Preferred Stock held by Medsource S.A. ("Medsource") and 46,154 shares of Common Stock subject to outstanding common stock purchase warrants held by Medsource.

 (6) Consists of 919,089 shares held by Medical Science Partners, L.P. ("MSP"), 96,154 shares held by Medical Science Partners II, L.P. ("MSP II") and 13,587 shares held by Medical Science II Co-Investment L.P. ("MS Co-Investment"). These entities are affiliates under common control.

 (7) Consists of 257,456 shares held by Chemical and Materials Enterprise Associates, L.P. ("CMEA") and 360,439 shares held by New Enterprise Associates V, L.P. ("NEA"). These entities are affiliates under common control.

 (8) Includes 12,200 shares subject to outstanding stock options held by Mr. Christensen, which are exercisable within the 60-day period following January 31, 1998, and 2,200 shares held in an individual retirement account of which Mr. Christensen is the beneficiary.

 (9) Consists of 5,000 shares subject to outstanding stock options held by Dr. Curry, which are exercisable within the 60-day period following January 31, 1998, 809,705 shares held by ML Ventures, 281,647 shares held by Sprout Capital and 44,601 shares held by DLJ Capital. Dr. Curry is a General Partner of Sprout Group, a division of DLJ Capital. ML Ventures is an affiliate of Sprout Capital, and Dr. Curry may be considered a beneficial owner of the shares beneficially owned by ML Ventures, Sprout Capital and DLJ Capital, although Dr. Curry disclaims beneficial ownership of such shares, except as to his pecuniary interests therein.

(10) Includes 112,087 shares subject to outstanding stock options held by Dr. Dean, which are exercisable within the 60-day period following January 31, 1998.

(11) Includes 38,200 shares held by Healthcare Technology Group ("HTG"), an entity of which Dr. Handmaker is the principal. Also includes 6,000 shares subject to outstanding stock options held by HTG and 1,440 shares subject to outstanding stock options held by Dr. Handmaker. These options are exercisable within the 60-day period following January 31, 1998.

(12) Includes 7,400 shares subject to outstanding stock options held by Dr. Lees, which are exercisable within the 60-day period following January 31, 1998 and 1,000 shares held by his spouse.

(13) Includes 5,000 shares subject to outstanding stock options held by Mr. Lovett, which are exercisable within the 60-day period following January 31, 1998, 919,089 shares held by MSP, 96,154 shares held by MSP II and 13,587 shares held by MS Co-Investment. Mr. Lovett is a general partner of the general partners of MSP, MSP II and MS Co-Investment and may be considered a beneficial owner of the shares beneficially owned by such entities, although Mr. Lovett disclaims beneficial ownership of such shares, except as to his pecuniary interests therein.

(14) Consists of 5,000 shares subject to outstanding stock options held by Mr. Murfin, which are exercisable within the 60-day period following January 31, 1998, 257,456 shares held by CMEA and 360,439 shares held by NEA. Mr. Murfin is a general partner of CMEA and a special partner of NEA and may be considered a beneficial owner of the shares beneficially owned by CMEA and NEA, although Mr. Murfin disclaims beneficial ownership of such shares, except as to his pecuniary interests therein.

(15) Consists of 5,000 shares subject to outstanding stock options held by Mr. Peters, which are exercisable within the 60-day period following January 31, 1998 and 1,500,000 shares held by Nycomed Imaging AS ("Nycomed").

     Mr. Peters is the President and a director of Nycomed Inc., a subsidiary of Nycomed ASA, Nycomed's parent company, and may be considered a beneficial owner of the shares beneficially owned by Nycomed, although Mr. Peters disclaims beneficial ownership of such shares.

(16) Includes 56,800 shares subject to outstanding stock options held by Mr. Kinder, which are exercisable within the 60-day period following January 31, 1998.

(17) Consists of shares subject to outstanding stock options held by Mr. Harrington, which are exercisable within the 60-day period following January 31, 1998.

(18) Includes 12,000 shares issued to Dr. Aten on February 19, 1998 upon the exercise of stock options.

(19) See Notes (8) through (18) above.


                       PROPOSAL 1--ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three Class I Directors, two Class II Directors and three Class III Directors. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. A Class II Director will be elected at the Meeting for a three-year term expiring at the 2001 Annual Meeting. Class III Directors will be elected at the 1999 Annual Meeting for a three-year term expiring at the 2002 Annual Meeting. Class I Directors will be elected at the 2000 Annual Meeting for a three-year term expiring at the 2003 Annual Meeting.

     The persons named in the enclosed proxy will vote to elect, as a Class II Director, Joseph F. Lovett, the director nominee named below, unless the proxy is marked otherwise. Mr. Lovett is currently a director of the Company. The Company's other current Class II director, Dr. Curry, is not standing for re-election to the Board of Directors. Dr. Deleage, a former Class II director, resigned from the Board of Directors on February 25, 1998.

     The Class II director will be elected to hold office until the annual meeting of stockholders to be held in 2001 and until his successor is elected and qualified. The nominee has indicated his willingness to serve, if elected; however, if the nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominee will be unable to serve if elected.

     Set forth below are the name and age of each member of the Board of Directors, including the nominee for election as Class II Director, whose term of office will continue beyond the date of the Meeting, and the position and offices held by such member, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company.


                                                                  Principal Occupation, Other
                                        Director              Business Experience during Past Five
Name                            Age       Since                  Years and Other Directorships
----------------------------   -----   ----------   -------------------------------------------------------
Nominee For Term Expiring
 in 2001 (Class II Director)

Joseph F. Lovett ...........    49       1990       General Partner of Medical Science Ventures, L.P., the
                                                    general partner of Medical Science Partners, L.P., a
                                                    venture capital firm, since 1988. From 1985 to 1988,
                                                    Senior Vice President of Damon Biotech, a
                                                    biotechnology company. From 1980 to 1985, served in
                                                    a variety of positions at Mallinckrodt, Inc.
                                                    ("Mallinckrodt"), a health care products and specialty
                                                    chemicals company, most recently as Vice President
                                                    and General Manager of the Diagnostic Products
                                                    Division.

                                                                        Principal Occupation, Other
                                            Director               Business Experience during Past Five
Name                                Age       Since                    Years and Other Directorships
--------------------------------   -----   ----------   ----------------------------------------------------------
Directors Whose Terms Expire
in 1999 (Class III Directors)

Richard T. Dean, Ph.D. .........    50       1990       President and Chief Executive Officer since April 1990,
                                                        and a founder of the Company. Director of
                                                        Radiopharmaceutical Research and Development at
                                                        Centocor, Inc., a pharmaceutical company, from 1986 to
                                                        1990. From 1981 to 1986, served in a variety of positions
                                                        at Mallinckrodt, most recently as Associate Director,
                                                        Diagnostic Chemistry Research and Development.

Robert S. Lees, M.D. ...........    63       1990       A founder of the Company and Chairman of the
                                                        Company's Board of Scientific Advisors. Professor of
                                                        Health Sciences and Technology in the Harvard-
                                                        Massachusetts Institute of Technology Division of
                                                        Health Sciences and Technology since 1988 and
                                                        President of the Boston Heart Foundation since 1985.
                                                        Director and founder of the Arteriosclerosis Center at
                                                        the Massachusetts Institute of Technology ("MIT")
                                                        since 1973. Director of the Noninvasive Diagnostic
                                                        Laboratory at the Massachusetts General Hospital and
                                                        Chairman of the Metabolism Study Section at the
                                                        National Institutes of Health. Professor at MIT since
                                                        1968 and Harvard University since 1988.

Daniel L. Peters ...............    45       1996       President and a Director of Nycomed Inc., a diagnostic
                                                        imaging contrast agent company, since October 1994.
                                                        From 1991 to 1994, served in a variety of positions at
                                                        Sanofi-Winthrop, a pharmaceutical company, most
                                                        recently as President.

Directors Whose Terms Expire
in 2000 (Class I Directors)

Gustav A. Christensen ..........    50       1990       Chairman of the Board of Directors of Alpha-Beta
                                                        Technologies, Inc., a biotechnology company, since
                                                        1990. From 1988 to 1990, President and Chief
                                                        Executive Officer of Immulogic Pharmaceutical
                                                        Corporation, a biotechnology company, and from 1983
                                                        to 1988, Senior Vice President of Commercial Affairs
                                                        and Vice President of Marketing and Business
                                                        Development for Genetics Institute, Inc., a
                                                        biotechnology company.

                                                                       Principal Occupation, Other
                                            Director               Business Experience during Past Five
Name                                Age       Since                   Years and Other Directorships
--------------------------------   -----   ----------   ---------------------------------------------------------
Donald L. Murfin ...............    54       1993       General Partner of Chemicals and Materials Enterprise
                                                        Associates, L.P., a venture capital firm affiliated with
                                                        New Enterprise Associates V, L.P., of which he is a
                                                        Special Partner, since 1989. From 1979 to 1988,
                                                        President and a Director of Lubrizol Enterprises, Inc.,
                                                        a venture development company, and from 1985 to
                                                        1988, Vice President of The Lubrizol Corporation, its
                                                        parent company. Member of the Board of Directors of
                                                        Genentech, Inc., a biotechnology company.

Hirsch Handmaker, M.D. .........    57       1997       President of Healthcare Technology Group since 1986.
                                                        From 1996 to 1997, a physician with Clinical
                                                        Diagnostic Radiology, Inc. From 1994 to 1997,
                                                        Executive Director of the Arizona Institute of Nuclear
                                                        Medicine (the "Arizona Institute") and Medical
                                                        Director of Papago Imaging, a medical imaging
                                                        company. From 1972 to 1994, Director of Nuclear
                                                        Medicine at the Children's Hospital of San Francisco
                                                        and its successor, the California Pacific Medical
                                                        Center. From 1983 to 1987, President and Chairman of
                                                        Diagnostic Networks, Inc., a healthcare company.
                                                        From 1974 to 1982, President and Chairman of
                                                        RadPharm, Inc., a healthcare company subsequently
                                                        sold to Mallinckrodt. Diplomate of the American
                                                        Boards of Radiology and Nuclear Medicine and a
                                                        Fellow of the American College of Nuclear Physicians.

     For information relating to shares of Common Stock beneficially owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person with respect to the Company.

     Based solely on its review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Exchange Act, or written representations from reporting persons that no Form 5 filing was required for such person, the Company believes that, during 1997, all filings required to be made by reporting persons of the Company were timely made in accordance with the requirements of the Exchange Act, other than a filing by Richard T. Dean with respect to stock option exercises, a filing by Edward M. Aten with respect to a stock option exercise, a filing by Robert S. Lees with respect to a stock purchase, a filing by Ronald B. Kinder with respect to a stock option grant, and a filing by Hirsch Handmaker with respect to a stock purchase, which filings were not made on a timely basis.

Board and Committee Meetings

     The Board of Directors held five meetings during 1997. All directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which they served.

     The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company, establishes and approves salaries and incentive compensation for certain senior officers and employees and administers and grants stock options pursuant to the Company's stock option plans. The Compensation Committee held three meetings during 1997. The members of the Compensation Committee are Dr. Curry and Messrs. Lovett and Peters. See "Compensation of Executive Officers--Report of the Compensation Committee on Executive Compensation."

     The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held three meetings during 1997. The members of the Audit Committee are Messrs. Christensen and Murfin. Dr. Deleage also served on the Audit Committee during 1997.

     The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.


Compensation of Directors

     Each non-employee director is paid $1,500 for personal or telephonic attendance at a Board or committee meeting. Other directors are not entitled to compensation in their capacities as directors. All of the directors are reimbursed for their expenses incurred in connection with their attendance at Board and committee meetings.

     In addition, Dr. Lees received approximately $40,000 in compensation in the year ended December 31, 1997 in connection with the provision of certain consulting services to the Company.

     Each non-employee director is entitled to participate in the Company's 1996 Director Stock Option Plan (the "Director Plan"). The Director Plan provides that options to purchase 5,000 shares of Common Stock will be granted to each new director upon his or her initial election to the Board of Directors. Under the Director Plan, annual options to purchase 2,500 shares of Common Stock will be granted to each eligible director on May 1 of each year. All options will vest on the first anniversary of the date of grant; provided, that the exercisability of these options will be accelerated upon the occurrence of a change in control of the Company (as defined in the Director
Plan). A total of 250,000 shares of Common Stock may be issued upon the exercise of stock options granted under the Director Plan. The exercise price of options granted under the Director Plan will equal the closing price of the Common Stock on the date of grant. On May 1, 1997, each director of the Company other than Drs. Dean and Handmaker (who became a director after May 1, 1997) received stock options under the Director Plan to purchase 2,500 shares of Common Stock at a price of $6.25 per share, the fair market value on the date of grant. Upon Dr. Handmaker's election to the Board of Directors in May 1997, he received stock options to purchase 5,000 shares of Common Stock at a price of $5.625 per share, the fair market value on the date of grant. As of March 15, 1998, options to purchase an aggregate of 57,500 shares of stock were outstanding under the Director Plan.

     The Company is a party to consulting and other arrangements with affiliates of Dr. Handmaker. For a description of these arrangements with the Company, see "Certain Relationships and Related Transactions."


Compensation of Executive Officers


 Summary Compensation Table

     The following table sets forth the compensation for each of the last three fiscal years for the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 1997 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE



                                                                                             Long-Term
                                                                                            Compensation
                                                        Annual Compensation                    Awards
                                          ------------------------------------------------ -------------
                                                                                             Securities        All Other
                                                                           Other Annual      Underlying       Compensation
    Name and Principal Position     Year   Salary ($)      Bonus ($)     Compensation ($)   Options (#)           ($)
---------------------------------- ------ ------------ ---------------- ------------------ ------------- ---------------------
Richard T. Dean .................. 1997   $221,194      $50,625(1)                --           75,000           $5,835(2)(3)
 President, Chief Executive        1996    207,500       47,250(4)                --               --            5,998(5)(6)
 Officer and Director              1995    197,125       40,000(7)                --           60,000            7,990(8)(9)

Ronald B. Kinder ................. 1997    177,500       27,000(1)                --           38,000            3,024(2)(3)
 Executive Vice President,         1996    152,607           --                   --               --            2,939(5)(6)
 Chief Operating Officer and       1995    144,930           --                   --           15,000            2,810(8)(9)
 Secretary

Daniel F. Harrington(10) ......... 1997    165,344       37,202(1)                --               --            1,843(2)(3)
 Vice President, Chief             1996      6,875       50,000(11)               --          100,000               --
 Financial Officer and
 Treasurer

Christopher F. Nicodemus(12) ..... 1997    104,583       12,000(1)                --           75,000              217(3)
 Vice President of Clinical
 Operations

Edward M. Aten(13) ............... 1997    101,022           --                8,273(14)           --            5,921(2)(15)
 Former Vice President of          1996    163,625           --               57,438(14)                            --
 Medical Affairs

------------
 (1) Reflects amounts paid as a bonus in 1998 to the Named Executive Officer for 1997.

 (2) Includes $997, $2,375, $1,449 and $1,400 contributed by the Company on behalf of Dr. Dean, Mr. Kinder, Mr. Harrington and Dr. Aten, respectively, pursuant to the Company's 401(k) Plan in 1997.

 (3) Includes $4,838, $649, $394 and $217 of insurance premiums paid by the Company on behalf of Dr. Dean, Mr. Kinder, Mr. Harrington and Dr. Nicodemus, respectively, during 1997 with respect to life insurance for the benefit of the Named Executive Officer.

 (4) Reflects amount paid as a bonus in 1997 to Dr. Dean for 1996.

 (5) Includes $1,000 and $2,289 contributed by the Company on behalf of Dr. Dean and Mr. Kinder, respectively, pursuant to the Company's 401(k) Plan in 1996.

 (6) Includes $4,998 and $650 of insurance premiums paid by the Company on behalf of Dr. Dean and Mr. Kinder, respectively, during 1996 with respect to life insurance for the benefit of the Named Executive Officer.

 (7) Reflects amount paid as a bonus in 1996 to Dr. Dean for 1995.

 (8) Includes $957 and $2,210 contributed by the Company on behalf of Dr. Dean and Mr. Kinder, respectively, pursuant to the Company's 401(k) Plan in 1995.

 (9) Includes $7,033 and $600 of insurance premiums paid by the Company on behalf of Dr. Dean and Mr. Kinder, respectively, during 1995 with respect to life insurance for the benefit of the Named Executive Officer.

(10) Mr. Harrington commenced his employment with the Company on December 15, 1996.

(11) Reflects amount paid by the Company as a signing bonus.

(12) Dr. Nicodemus commenced his employment with the Company on June 23, 1997.

(13) Dr. Aten resigned as Vice President of Medical Affairs of the Company in July 1997.

(14) Reflects amount paid by the Company for relocation costs, including related tax adjustments.

(15) Includes $4,334 paid in consideration of the surrender of accrued but unused vacation days.


 Employment Agreement

     The Company is a party to an employment agreement with Dr. Dean for the period ending April 2, 1999, subject to automatic extension for additional one-year periods unless either Dr. Dean or the Company provides written notice to the contrary to the other party at least six months prior to the expiration of the employment period. Under this agreement, Dr. Dean is currently entitled to receive an annual base salary of $233,445, as it may be adjusted in the discretion of the Board of Directors or as a result of changes in the U.S. Consumer Price Index, and an annual cash bonus equal to up to 25% of his annual base salary based on the attainment of management objectives determined by the Board of Directors in its sole discretion. In the event Dr. Dean's employment is terminated (i) by the Company without cause, (ii) due to nonrenewal of the employment agreement by the Company or (iii) by Dr. Dean following a change in control of the Company or the significant diminution in his authority or responsibility, he will continue to receive his annual base salary during the one-year period commencing on the date of termination. In the event of a change in control of the Company (as defined in his option agreements), all outstanding unvested options held by Dr. Dean will become immediately vested.

     The Company has also entered into a registration rights agreement with Dr. Dean that provides that in the event the Company proposes to register any of its securities under the Securities Act of 1933, as amended, at any time, with certain exceptions, Dr. Dean shall be entitled to include the shares of Common Stock held by him in such registration, subject to the right of the managing underwriter of any underwritten offering to exclude from such registration for marketing reasons some or all of such shares.

 Option Grants Table

     The following sets forth, as to the Named Executive Officers, information concerning stock options granted in the year ended December 31, 1997.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                        Potentional Realizable
                                                                                                                Value at
                                                                                                        Assumed Annual Rates of
                                                                                                       Stock Price Appreciation
                                                            Individual Grants                             for Option Term (1)
                                     ---------------------------------------------------------------   -------------------------
                                       Number of
                                      Securities
                                      Underlying         % of Total
                                        Option       Options Granted to      Exercise
                                        Granted         Employees in          Price       Expiration
Name                                    (#)(2)           Fiscal Year        ($/sh)(3)      Date(4)          5%           10%
----------------------------------   ------------   --------------------   -----------   -----------   -----------   -----------
Richard T. Dean ..................      75,000               17.3           $  5.375       6/13/07      $253,523      $642,477
Ronald B. Kinder .................      38,000                8.7              6.625       2/07/07       158,324       401,225
Daniel F. Harrington .............          --                 --                 --            --            --            --
Christopher F. Nicodemus .........      75,000               17.3              5.625       6/23/07       265,315       672,360
Edward M. Aten ...................          --                 --                 --            --            --            --

------------
(1) Amounts represent hypothetical gains that could be achieved for respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the option holder's continued employment through the option period and the date on which the options are exercised.

(2) These options are exercisable in five equal annual installments commencing on the first anniversary of the date on which the option was originally granted. These options are intended to qualify as incentive stock options. The exercisability of these options may be accelerated in the event of a change in control of the Company.

(3) The exercise price of an option is equal to the fair market value of the Company's Common Stock on the date of grant.

(4) The expiration date of an option is the tenth anniversary of the date on which the option was originally granted.

 Aggregated Option Exercises and Year-End Option Table

     The following table sets forth certain information regarding each exercise of a stock option during the year ended December 31, 1997 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1997.


                      AGGREGATED OPTION EXERCISES IN LAST
                        FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES



                                  Number of                         Number of Shares           Value of Unexercised In-the-
                                    Shares         Value      Underlying Options at Fiscal       Money Options at Fiscal
                                   Acquired      Realized               Year-End                       Year-End(2)
Name                             on Exercise      ($)(1)        Exercisable/Unexercisable       Exercisable/Unexercisable
-----------------------------   -------------   ----------   ------------------------------   -----------------------------
Richard T. Dean .............       66,600       $355,525           112,087/111,000                 $985,433/$585,750
Ronald B. Kinder ............           --             --            56,800/68,200                   445,950/402,925
Daniel F. Harrington ........           --             --            36,000/64,000                    74,232/137,968
Christopher F. Nicodemus.....           --             --                 0/75,000                         0/262,500
Edward M. Aten ..............       12,000         60,850            12,000/0                         89,500/0

------------
(1) Based on fair market value of the Common Stock on the date of exercise less the option exercise price.

(2) Value based on the closing sales price of the Company's Common Stock on December 31, 1997 ($9.125), the last trading day of 1997, less the applicable option exercise price.


 Report of the Compensation Committee on Executive Compensation

     The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and setting the compensation for these individuals.

     The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of business objectives of the Company and/or the individual executive's particular area of responsibility. By tying compensation in part to achievement, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

     The compensation programs for the Company's executives established by the Compensation Committee consist principally of two elements based upon the foregoing objectives: base salary and a stock-based equity incentive in the form of participation in the Company's stock option plans.

     In establishing base salaries for the executive officers, including the Chief Executive Officer, the Compensation Committee monitors salaries at other companies, particularly those that are in the same industry as the Company or related industries and/or located in the same general geographic area as the Company, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance and the individual's performance. In 1997, Dr. Dean's base salary was as specified in his Employment Agreement with the Company.

     The Compensation Committee uses stock options as a significant element of the compensation package of the Company's executive officers, including the Chief Executive Officer, because they provide an incentive to executives to maximize stockholder value and because they reward the executives only to the extent that stockholders also benefit. It is not the policy of the Compensation Committee, however, to grant stock options to executives annually, and the timing of such grants depends upon a number of factors, including new hires of executives, the executives' current stock and option holdings and such other factors as the Compensation Committee deems relevant. In 1997, after reviewing the Company's executive officers' stock and option holdings and after giving consideration to the fact that no stock options were granted to Dr. Dean and Mr. Kinder in 1996, the Compensation Committee granted stock options to Dr. Dean and Mr. Kinder in connection with the Company's performance during 1996 and 1997, including consummation of the initial public offering and accomplishments in areas such as product development. The Compensation Committee also granted stock options to Dr. Nicodemus in connection with the commencement of his employment with the Company. When granting stock options, it has generally been the policy of the Compensation Committee to fix the exercise price of such options at 100% of the fair market value of the Common Stock on the date of grant.

     In addition to base salary and stock options, the Compensation Committee also considers the payment of cash bonuses as part of its compensation program. In this regard, the Compensation Committee determined to pay a cash bonus of $50,625 to Dr. Dean for 1997. This bonus, which was consistent with bonuses previously paid to Dr. Dean, was paid in recognition of Dr. Dean's leadership of the Company in attaining its 1997 performance goals, including the consummation of a preferred stock financing, filing of a New Drug Application for AcuTect[TM] and other accomplishments in areas such as product development and enhancement of the Company's patent position.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, the Company has limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with the performance-based requirements of
Section 162(m). Based on the compensation awarded to Dr. Dean and the other executive officers of the Company, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. While the Committee does not currently intend to qualify its incentive awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.


                                         COMPENSATION COMMITTEE


                                         Robert E. Curry
                                         Joseph F. Lovett
                                         Daniel L. Peters


Compensation Committee Interlocks and Insider Participation

     The current members of the Company's Compensation Committee are Dr. Curry and Messrs. Lovett and Peters. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

     Since January 1, 1997, the Company has engaged in certain transactions with Nycomed, an entity of which Mr. Peters is an affiliate. See "Certain Relationships and Related Transactions."


Certain Relationships and Related Transactions

     Since January 1, 1997, the Company has entered into or engaged in the following transactions with the following directors, executive officers and stockholders who beneficially own more than 5% of the outstanding voting stock of the Company (the "5% Stockholders"), and affiliates of such directors, officers and 5% Stockholders.

     In August 1995, the Company and Nycomed entered into a strategic alliance relating to the Company's radiolabelled peptide imaging products ("Techtides"). The strategic alliance contemplates research and development support and a marketing collaboration. Under the strategic alliance, the Company granted Nycomed options to co-promote Techtides in the United States and to distribute and license Techtides in Europe, South Africa and certain countries in the Middle East. During the year ended December 31, 1997, Nycomed paid to the Company an aggregate of $4,000,000 under the collaborative agreements as research and development support and a milestone payment.

     The Company is a party to a number of clinical trial agreements with the Arizona Institute, an organization for which Dr. Handmaker serves as Executive Director. These agreements provide for the Arizona Institute to act as a site for clinical trials of the Company's products and provide that Dr. Handmaker will serve as principal investigator in connection with the conduct of the clinical trials at the site. During 1997, the Company paid to the Arizona Institute a total of $261,462 under these agreements.

     In 1997, the Company entered into a scientific advisory consulting agreement with HTG, an entity of which Dr. Handmaker is the principal, under which it paid to HTG a total of $48,579. In addition, in January 1997 the Company granted HTG options under the Company's 1992 Stock Option Plan to purchase 30,000 shares of Common Stock at an exercise price of $7.375 per share. Such options will become exercisable in five equal annual installments in arrears commencing on January 3, 1998. On January 1, 1998, the Company and HTG entered into a new one-year scientific advisory consulting agreement that terminated the prior agreement and provided for HTG to provide the Company with up to 20 days of consulting services and HTG to receive consulting fees of $30,000 and reimbursement of expenses for a period of one year.

     In September 1997, the Company sold $11.8 million of Preferred Stock to three of the Company's existing investors in a private transaction, including CVC and Medsource. The Preferred Stock is convertible into 1,210,256 shares of Common Stock on a one for one basis, subject to adjustment for certain events. The Company also issued warrants to the investors to purchase an aggregate of 181,538 shares of Common Stock at an exercise price of $11.70 per share. The warrants will expire on September 23, 1999. Under the terms of a Registration Rights Agreement, dated as of September 23, 1997, the investors holding in the aggregate at least 51% of the Stockholder Registrable Shares (as defined in such agreement) have the right to require the Company to register the Common Stock issuable upon the conversion of the Preferred Stock or the exercise of the warrants at any time after October 1, 1998.

     In 1997, the Company was a party to a number of agreements with Certus International, Inc. ("Certus"), an affiliate of Dr. Aten, the Company's former Vice President of Medical Affairs, including: a Clinical Services Agreement pursuant to which Certus agreed to supervise the Company's clinical trials of its P829 Techtide; a Data Management Agreement pursuant to which Certus agreed to provide data management services with respect to the Company's clinic trials of AcuTect and; a second Clinical Services Agreement pursuant to which Certus agreed to supervise and provide data management services with respect to the Company's clinical trials of Sn-117m DTPA. The Company also retained Certus to perform certain other consulting services, including review of clinical trial protocols and clinical trial data management, in connection with certain of the Company's other clinical trials. During the year ended December 31, 1997, the Company paid to Certus a total of $690,284 under these agreements.

Stock Performance Graph

     The stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from June 12, 1996 (the date of the Company's initial public offering) through December 31, 1997 with the cumulative total return on (i) the S&P 500 Index and (ii) the Nasdaq Pharmaceutical Index. This graph assumes the investment of $100 in the Company's Common Stock (at the initial public offering price), the S&P 500 Index and the Nasdaq Pharmaceutical Index on June 12, 1996 and assumes dividends are reinvested. Prior to June 12, 1996, the Company's Common Stock was not registered under the Exchange Act.


Comparative Total Returns: Diatide, Inc., S&P 500 Index, Nasdaq Pharmaceutical
                                     Index


[Stock Performance Graph]

--------------------------------------------------------------------
                              6/12/96        12/31/96       12/31/97
--------------------------------------------------------------------
Diatide, Inc.                 100.00         83.82          107.35
--------------------------------------------------------------------
S&P 500 Index                 100.00         112.11         149.51
--------------------------------------------------------------------
Nasdaq Pharmaceutical Index   100.00         99.23          102.54
--------------------------------------------------------------------

       PROPOSAL 2--RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as auditors of the Company for the year ending December 31, 1998, subject to ratification by the stockholders at the Meeting. If the stockholders do not ratify the selection of Ernst & Young LLP, the Board of Directors will reconsider the matter. A representative of Ernst & Young LLP, which served as auditors for the year ended December 31, 1997, is expected to be present at the Meeting, to respond to appropriate questions, and to make a statement if he or she so desires.


                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 1999 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, Nine Delta Drive, Londonderry, New Hampshire 03053, no later than December 14, 1998 in order to be considered for inclusion in the Proxy Statement relating to that meeting.


                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to the owners of stock held in their name and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.


                                         By Order of the Board of Directors,


                                         Ronald B. Kinder, Secretary


April 13, 1998

                                      PROXY

                                 DIATIDE, INC.
                 Annual Meeting of Stockholders -- May 12, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY

      The undersigned, revoking all prior proxies, hereby appoint(s) Richard T. Dean, Daniel F. Harrington and Ronald B. Kinder, and each or any of them, as proxies of the undersigned (with full power of substitution in them and each of them) to attend and represent the undersigned at the Annual Meeting of Stockholders of Diatide, Inc. (the "Company") to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Tuesday, May 12, 1998 at 10:00 a.m. (local time), and any adjourned sessions thereof, and there to act and vote, as indicated upon all matters referred to on the reverse side and described in the proxy statement relating to the Meeting, all shares of capital stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present at the Meeting and at any adjourned sessions thereof. Each of the following matters is being proposed by the Board of Directors of the Company. All capitalized terms used in this proxy and not defined herein shall have have the meaning ascribed them in the proxy statement relating to the Meeting.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

|X| Please mark votes
    as in this example.

    This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is given with respect to any election to office or proposal specified below, this proxy will be voted FOR such election to office or proposal.

    1. Election of Class II Director.
       Nominee: Joseph F. Lovett

       |_| FOR                       |_| WITHHELD


    2. Ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the current year.

       |_| FOR                       |_| AGAINST                     |_| ABSTAIN


                                                      MARK HERE      |_|
                                                      FOR ADDRESS
                                                      CHANGE AND
                                                      NOTE AT LEFT

       Attendance of the undersigned at the Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

       PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POST-PAID RETURN ENVELOPE.

       Please sign name(s) exactly as apearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give you full title as such. Joint owners should each sign personally.


Signature: ______________ Date: _______ Signature: ______________ Date: _______